Exhibit 24

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Ravi Jani, Alexandra Lumpkin and Mark Rohr, each of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1.       take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC"), including to prepare, execute in the undersigned's name and on the undersigned's behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC;

2.       execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of Real REMAX Group Inc. (the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

3.       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any such Form 144, complete and execute any amendments thereto, and timely file such form with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate, including, to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators or delegated administrator, as applicable, or (ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority;

4.       seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

5.       take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned hereby consents and agrees to electronic signatures on the undersigned’s Forms 3, 4 and 5 and Forms 144 and any other instruments or documents necessary or appropriate in connection therewith or with respect to Edgar NEXT and that the undersigned’s electronic signature will be as valid and the legal equivalent as an original, manual signature.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 24th day of August, 2026.

Signed and acknowledged:

By:	/s/ Alexandra Lumpkin

Signature

By:	Alexandra Lumpkin

Printed Name

3